Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2015 (July 2, 2015 as to the effects of the acquistions described in Notes 1 and 2 to the consolidated financial statements), relating to the consolidated financial statements of NextEra Energy Partners, LP and subsidiaries (NEP) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the basis of presentation of the consolidated financial statements related to 1) the period prior to the initial public offering, and 2) the acquisitions of Palo Duro and Shafter), appearing in the Current Report on Form 8-K of NEP dated July 2, 2015, which is incorporated by reference in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Boca Raton, Florida
July 2, 2015